Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2015, relating to the consolidated financial statements of DGK ORRI Holdings, LP and its subsidiary, appearing in the Prospectus, which is part of this Registration Statement and the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Houston, Texas

June 10, 2015